EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-146483-03, 333-108416, 333-103515 and

333-85486 on Form S-3 of our report dated March 14, 2008, relating to the consolidated financial statements and financial statement schedule of Duke Energy Carolinas, LLC and subsidiaries appearing in this Annual Report on Form 10-K of Duke Energy Carolinas, LLC for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

March 14, 2008